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                          OFFER TO PURCHASE FOR CASH
                    UP TO 7,000,000 SHARES OF COMMON STOCK
                                      OF
                              DH TECHNOLOGY, INC.
                                      AT
                               $25 NET PER SHARE
                                      BY
                          AX ACQUISITION CORPORATION
                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                  AXIOHM S.A.

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY AUGUST 12, 1997 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated July 16, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by AX Acquisition Corporation, a California corporation (the "Purchaser") and an indirect wholly owned subsidiary of Axiohm S.A., a French corporation (the "Parent"), to purchase the Maximum Number (as defined in the Offer to Purchase) of shares of Common Stock, without par value (the "Shares"), of DH Technology, Inc., a California corporation (the "Target"), at $25 per share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $25 per share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration date of the Offer at least 6,500,000 Shares (the "Minimum Condition"). The Offer is also subject to certain other conditions contained in the Offer to Purchase. See "The Offer--Terms of the Offer, Proration and Expiration Date" and "The Offer--Certain Conditions of the Offer".

    3. The Offer is being made for up to the Maximum Number. If more than the Maximum Number of Shares are validly tendered prior to the Expiration Date and not withdrawn, Purchaser will, upon the terms and subject to the conditions of the Offer, accept such Shares on a pro rata basis, based upon the number of Shares validly tendered prior to the Expiration Date and not withdrawn.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, August 12, 1997, unless the Offer is extended by the Purchaser. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York, as Depositary, of certificates for such Shares (or timely Book-Entry Confirmation of a transfer of such Shares as described in "The Offer--Procedure for Tendering Shares" of the Offer to Purchase), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal.

    5. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdictions where the making of the Offer is not in
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compliance with applicable law. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such laws. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc. as Dealer-Manager.

  IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH BELOW. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BELOW. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

       INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH UP TO
                     THE MAXIMUM NUMBER OF THE OUTSTANDING
                            SHARES OF COMMON STOCK
                                      OF
                              DH TECHNOLOGY, INC.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated July 16, 1997 (the "Offer to Purchase"), of AX Acquisition Corporation, a California corporation (the "Purchaser") and an indirect wholly owned subsidiary of Axiohm S.A., a French corporation (the "Parent"), and the related Letter of Transmittal in connection with the Offer to Purchase the Maximum Number (as defined in the Offer to Purchase) of shares of Common Stock, without par value, of DH Technology, Inc., a California corporation (the "Shares"), at a purchase price of $25 per Share, net to the seller in cash without interest.

  This will instruct you to tender all of the Shares held by you for the account of the undersigned, unless another number is indicated below, on the terms and conditions set forth in such Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered*                           Shares

  *Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

                                   SIGN HERE

Signature(s): _________________________________________________________________

Name(s): ______________________________________________________________________
                             Please print name(s)

Address: ______________________________________________________________________
                              (Include Zip Code)

Area Code and Telephone No.: __________________________________________________

Taxpayer Identification or Social Security No.:

Dated:  , 1997